EXHIBIT 10.10.(Q)(2)

EXECUTION COPY

FIRST AMENDMENT TO LEASE AGREEMENT
AND MODIFICATION AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT AND MODIFICATION AGREEMENT is dated as of July 1, 2003 (this “Agreement”) among General Electric Capital Corporation, a Delaware corporation (“GECC”), as assignee of and successor-in-interest to GE Capital Public Finance, Inc., a Delaware corporation (“GECPF”), The Unified Government of Wyandotte County/Kansas City, Kansas, a municipal corporation duly organized and validly existing under the laws of the State of Kansas (“Lessor”), and MGP Ingredients, Inc., f/k/a Midwest Grain Products, Inc., a Kansas corporation (“Lessee”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Lease Agreement dated as of August 1, 2001 (the “Lease Agreement”) among Bondholder, Lessor and Lessee.

Recitals

         WHEREAS, GECPF, Lessor and Lessee entered into the Lease Agreement, pursuant to which (a) GECPF purchased the Bond (as defined in the Lease Agreement) from Lessor, (b) Lessor used the proceeds of the Bond to acquire and renovate the Project (as defined in the Lease Agreement) from Lessee, (c) Lessee leased the Project from Lessor and (d) Lessor assigned all of its rights and interest in the Lease Agreement (subject to certain reserved rights specified in the Lease Agreement) to GECPF as security for the Bonds, all in order to finance for Lessee all or a portion of the acquisition and renovation of the Project (as defined in the Lease Agreement).

         WHEREAS, GECPF assigned all of its rights, title and interest in the Lease Agreement to GECC, and GECC is holder of the Bond (“Bondholder”). GECPF has been appointed to serve as subservicer with respect to the Lease Agreement on behalf of Bondholder;

         WHEREAS, as of July 17, 2003 (the “Closing Date”), the outstanding principal amount of the Bond and the Lease is $4,797,619.02;

         WHEREAS, by Lessor’s and Lessee’s compliance with certain requirements of the Code, the interest on the Bond is not included in the gross income of Bondholder (“Tax-Exempt”);

         WHEREAS, Lessee is unable to continue to comply with certain on-going requirements of the Code that are necessary in order to maintain the Tax-Exempt status of the Bond;

         WHEREAS, Bondholder, Lessor and Lessee desire to amend certain provisions of the Lease Agreement in order to (a) convert the interest rate on the Bond and the Lease to a taxable interest rate and (b) remove certain representations, warranties and covenants that relate to the Tax-Exempt status of the Bond; and

         WHEREAS, pursuant to the terms hereof, on the Closing Date Lessor will deliver its $4,797,619.02 Taxable Industrial Development Revenue Bond (MGP Ingredients, Inc.) Series 2003 in the form attached hereto as Exhibit A (the “Taxable Bond”), and Bondholder will tender the Bond in exchange for the Taxable Bond;

         NOW, THEREFORE, for good and valuable considerations, receipt of which is hereby acknowledged and in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

         Section 1.  Amendments.  Provided that the terms and conditions hereof are satisfied, Bondholder, Lessor and Lessee hereby amend the following provisions of the Lease Agreement:

        (a)     Article I of the Lease Agreement is hereby amended by deleting the following definitions contained therein: (i) Determination of Taxability, (ii) Event of Taxability, (iii) Gross-Up Rate and (iv) Tax Compliance Agreement.

        (b)     The Lease Agreement is hereby amended by amending and replacing the following sections therein with “Reserved”: (i) Section 2.07(d); (ii) Article IV(m) and (n); (iii) Article V(l), (r), (s), (t), (u) and (w); (iv) Section 7.01(h); (v) Section 8.03(d) and (vi) Section 11.01(i).

(c) Article I of the Lease Agreement is hereby amended by adding the following new definition:

“Modification Agreement” means the First Amendment to Lease Agreement and Modification Agreement dated as of July 1, 2003 among Lessor, Lessee and Bondholder.

(d) The definition of “Bond” set forth in Article I of the Lease Agreement is hereby amended and replaced with the following new definition:

“Bond” means Lessor’s $4,797,619.02 Taxable Industrial Development Revenue Bond (MGP Ingredients, Inc.) Series 2003.

(e) Section 2.03 of the Lease Agreement is hereby amended and replaced with the following new section:

Section 2.03. Interest. The principal amount of the Bond and the Lease hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and twenty-six hundredths percent (5.26%). Interest accruing on the principal balance of the Bond and the Lease outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof.

(f) Section 11.01 of the Lease Agreement is hereby amended by adding the following new subsections:

        (l)     failure by Lessee to observe and perform any covenant, condition or agreement contained in the Modification Agreement herein for a period of 30 days after written notice is given to Lessee; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Bondholder will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Lessee within the applicable period and diligently pursued until the default is corrected; or

(m) any representation or warranty by Lessor or Lessee in the Modification Agreement shall prove materially false or misleading; or

(g) Exhibit A of the Lease Agreement is hereby amended and replaced with Exhibit B attached hereto.

         Section 2.  Issuance of Taxable Bond.  Bondholder agrees, subject to the terms and conditions hereof,to acquire the Taxable Bond in the amount of $4,797,619.02 in exchange for the Bond; Lessor hereby agrees, subject to the terms and condition hereof, to execute and deliver the Taxable Bond in exchange for the Bond; and Lessee hereby agrees to continue to lease the Project from Lessor pursuant to the terms of the Lease Agreement, as amended by this Agreement. Upon receipt of the Taxable Bond, Bondholder shall surrender the Bond to Lessor, and Lessor shall cancel the Bond.

         Section 3.  Conditions Precedent.  Bondholder’s agreement to exchange the Bond for the Taxable Bond and to enter into this Agreement shall be subject to the condition precedent that Bondholder shall have received all of the following, each in form and substance acceptable to Bondholder:

(a) This Agreement, properly executed on behalf of Lessee and Lessor;

        (b)     The First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing and to Assignment of Rents and Leases dated as of July 1, 2003 (the “Mortgage Amendment”), properly executed on behalf of Lessee;

(c) The Taxable Bond, properly executed on behalf of Lessor;

        (d)     A certificate of the Secretary or an Assistant Secretary of Lessee, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Lessee, authorizing the execution, delivery and performance of this Agreement and the Mortgage Amendment and any related documents, (ii) the bylaws of Lessee, and (iii) the signatures of the officers or agents of Lessee authorized to execute and deliver this Agreement and the Mortgage Amendment and other instruments, agreements and certificates on behalf of Lessee;

(e) Currently certified copies of the Articles of Incorporation of Lessee;

(f) A Certificate of Good Standing issued as to Lessee by the Secretary of the State of the state of Lessee’s incorporation not more than 10 days prior to the date hereof;

(g) An ordinance taken by or on behalf of Lessor to authorize the transactions contemplated hereby;

(h) A mortgage modification endorsement to Bondholder’s existing title policy relating to the Property;

(i) An opinion of counsel to Lessee, addressed to Bondholder and Lessor, in form and substance acceptable to Bondholder and Lessor;

(j) An opinion of counsel to Lessor, addressed to Bondholder and Lessee, in form and substance acceptable to Bondholder and Lessee;

(k) Payment to Bondholder of a documentation fee in the amount of $8,500.00;

(l) Payment to Bondholder of a modification fee in the amount of $47,976.19 to be applied as set forth in Bondholder’s proposal letter to Lessee dated June 2, 2003; and

(m) Any other items required by Bondholder.

         Section 4.  Representations, Warranties and Covenants of Lessor.  Lessor represents, warrants and covenants for the benefit of Bondholder and Lessee that:

        (a)     The representations, warranties and covenants of Lessor contained in the Lease Agreement are true and correct on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date or are modified or deleted by this Agreement.

        (b)     Lessor is authorized under the Constitution and laws of the State to execute and deliver the Taxable Bond and to enter into this Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

        (d)     Lessor has duly authorized the execution and delivery of the Taxable Bond and this Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Taxable Bond and this Agreement against Lessor, and Lessor has complied with such public bidding requirements as may be applicable to the Taxable Bond and this Agreement.

        (e)     The officer of Lessor executing the Taxable Bond and this Agreement and any related documents has been duly authorized to execute and deliver the Taxable Bond and this Agreement and such related documents under the terms and provisions of an ordinance of Lessor’s governing body, or by other appropriate official action.

(f) The Taxable Bond and this Agreement are legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

         Section 5.  Representations, Warranties and Covenants of Lessee.   Lessee represents, warrants and covenants for the benefit of Bondholder and Lessor that:

        (a)    The representations, warranties and covenants of Lessee contained in the Lease Agreement and in the Certificate and Indemnity Agreement regarding Hazardous Substances dated as of August 1, 2001 by Lessee for the benefit of Bondholder are true and correct on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date or are modified or deleted by this Agreement.

        (b)     Lessee has been fully authorized to execute and deliver this Agreement and the Mortgage Amendment under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement and the Mortgage Amendment and this Agreement and Mortgage Amendment have been duly authorized, executed and delivered.

        (c)     The officer of Lessee executing this Agreement and the Mortgage Amendment and any related documents has been duly authorized to execute and deliver this Agreement and the Mortgage Amendment and such related documents under the terms and provisions of a resolution of Lessee’s board of directors.

        (d)     This Agreement and the Mortgage Amendment constitute valid and legally binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

         Section 6.  Miscellaneous.  (a)   This Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Bondholder. A waiver signed by Bondholder shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Bondholder’s rights or remedies.

        (b)     The obligation of Lessee to make the payments required under the Lease Agreement, as amended by the terms hereof, and to make any payments due hereunder and thereunder and to perform and observe the covenants and agreements contained herein and therein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute among Lessor, Lessee and Bondholder, Lessee shall make all payments when due and shall not withhold any payments pending final resolution of such dispute, nor shall Lessee assert any right of set-off or counterclaim against its obligation to make such payments required hereunder and under the Lease Agreement, as amended by the terms hereof.

        (c)     This Agreement shall be binding upon and inure to the benefit of Lessor, Lessee and Bondholder and their respective heirs, representatives, successors and assigns and shall take effect when signed by Lessor, Lessee and Bondholder.

        (d)     This Agreement shall be governed by the substantive laws of the State of Kansas.

        (e)     This Agreement shall not be construed to amend the Lease Agreement, except as is expressly provided hereby, and the Lease Agreement is hereby ratified and confirmed in all respects, and Lessee’s obligations thereunder are not subject to any defense, counterclaim or offset.

        (f)     If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

        (g)     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        (h)     BONDHOLDER, LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG BONDHOLDER, LESSOR AND LESSEE RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BONDHOLDER, LESSOR AND LESSEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; EXECUTION PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the above date.

Bondholder:	GENERAL ELECTRIC CAPITAL CORPORATION

By: GE CAPITAL PUBLIC FINANCE, INC., as subservicer for and on behalf of General Electric Capital Corporation

By: /s/Bruce Gruys Title: Vice President

Lessor:	THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS

By: /s/ Carol Marinovich Name: Carol Marinovich Title: Mayor/CEO

Attest:

By: /s/ Kathy Kovac
Name:  Kathy Kovac
Title:  Unified Government Clerk

Lessee:	MGP INGREDIENTS, INC., f/k/a MIDWEST GRAIN PRODUCTS, INC.

By: /s/ Brian T. Cahill Title: Vice President/CFO

[EXECUTION PAGE OF FIRST AMENDMENT TO LEASE AGREEMENT
AND MODIFICATION AGREEMENT]

EXHIBIT A TO FIRST AMENDMENT TO LEASE AGREEMENT
AND MODIFICATION AGREEMENT

Form of Taxable Bond

$4,797,619.02
The Unified Government of Wyandotte County/Kansas City, Kansas
Taxable Industrial Development Revenue Bond
(MGP Ingredients, Inc. Project)
Series 2003

No.:  R-2          $4,797,619.02

Maturity Date	Interest Rate
September 1, 2008	5.26%

         THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS, a municipal corporation created and validly existing under the laws of the State of Kansas (hereafter referred to as “Lessor”), for value received, hereby promises to pay General Electric Capital Corporation, 8400 Normandale Lake Boulevard, Suite 470, Minneapolis, Minnesota 55437, or to registered assigns, but solely from the Lease Payments hereinafter described, the principal sum of

FOUR MILLION SEVEN HUNDRED NINETY-SEVEN THOUSAND
SIX HUNDRED NINETEEN AND 02/100 DOLLARS

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Lease Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Lease Agreement dated as of August 1, 2001, as amended and modified by the First Amendment to Lease Agreement and Modification Agreement dated as of July 1, 2003 (the “Lease Agreement”), among Lessor, General Electric Capital Corporation, as successor-in-interest to GE Capital Public Finance, Inc., and MGP Ingredients, Inc., f/k/a Midwest Grain Products, Inc. (“Lessee”). All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Lease Agreement.

         This Bond is payable as to principal and prepayment premium, if any, solely from Lease Payments to be made by Lessee and is secured by, among other things, a lien on the Project financed pursuant to the Lease Agreement.

         This Bond shall not represent or constitute a debt or pledge of the faith and credit of Lessor, and this Bond is payable solely from the revenues pledged therefor pursuant to the Lease Agreement, and no moneys of Lessor raised by taxation shall be obligated or pledged for the payment of Lease Payments or any other amounts due under this Bond.

         This Bond is subject to prepayment upon the terms and conditions set forth in the Lease Agreement.

         It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Kansas applicable thereto and that the issuance of this Bond is in full compliance with all Constitutional and statutory limitations, provisions and restrictions.

         IN WITNESS WHEREOF, THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS has issued this Bond and has caused the same to be signed by the signature of its authorized representative this __ day of _________, 2003.

THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS By: _________________________ Name:_________________________ Its: Mayor/CEO

[SEAL]

ATTEST:

By:    _________________________
Name:_________________________
Title:  Unified Government Clerk

[EXECUTION PAGE OF BOND]

A-2

ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned ________________________ (the "Transferor") hereby sells, assigns and transfers unto _____________________________ (the "Transferee")

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF TRANSFEREE

______________________________________________________

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________ as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.

Date:
Signature Guaranteed:

_____________________________

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program.

         NOTICE:  No transfer will be registered and no new Bond will be issue in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.

A-3

EXHIBIT B TO FIRST AMENDMENT TO LEASE AGREEMENT
AND MODIFICATION AGREEMENT

Schedule of Lease Payments

Interest Rate 7/1/03 — 7/16/03:	5.23%	Tax-exempt
Interest Rate thereafter:	5.26%	Taxable
Payment	Payment	Lease	Principal	Interest	Principal	Prepayment
Date	Number	Payment	Component	Component	Balance*	Amount*
7/1/2003		-	-	-	4,797,619.02	4,893,571.40
8/1/2003	1	98,346.55	77,380.95	20,965.60	4,720,238.07	4,814,642.83
9/1/2003	2	98,071.33	77,380.95	20,690.38	4,642,857.12	4,735,714.26
10/1/2003	3	97,732.14	77,380.95	20,351.19	4,565,476.17	4,656,785.69
11/1/2003	4	97,392.95	77,380.95	20,012.00	4,488,095.22	4,577,857.12
12/1/2003	5	97,053.77	77,380.95	19,672.82	4,410,714.27	4,498,928.56
1/1/2004	6	96,714.58	77,380.95	19,333.63	4,333,333.32	4,419,999.99
2/1/2004	7	96,375.39	77,380.95	18,994.44	4,255,952.37	4,341,071.42
3/1/2004	8	96,036.21	77,380.95	18,655.26	4,178,571.42	4,262,142.85
4/1/2004	9	95,697.02	77,380.95	18,316.07	4,101,190.47	4,183,214.28
5/1/2004	10	95,357.83	77,380.95	17,976.88	4,023,809.52	4,104,285.71
6/1/2004	11	95,018.65	77,380.95	17,637.70	3,946,428.57	4,025,357.14
7/1/2004	12	94,679.46	77,380.95	17,298.51	3,869,047.62	3,946,428.57
8/1/2004	13	94,340.28	77,380.95	16,959.33	3,791,666.67	3,867,500.00
9/1/2004	14	94,001.09	77,380.95	16,620.14	3,714,285.72	3,788,571.43
10/1/2004	15	93,661.90	77,380.95	16,280.95	3,636,904.77	3,709,642.87
11/1/2004	16	93,322.72	77,380.95	15,941.77	3,559,523.82	3,630,714.30
12/1/2004	17	92,983.53	77,380.95	15,602.58	3,482,142.87	3,551,785.73
1/1/2005	18	92,644.34	77,380.95	15,263.39	3,404,761.92	3,472,857.16
2/1/2005	19	92,305.16	77,380.95	14,924.21	3,327,380.97	3,393,928.59
3/1/2005	20	91,965.97	77,380.95	14,585.02	3,250,000.02	3,315,000.02
4/1/2005	21	91,626.78	77,380.95	14,245.83	3,172,619.07	3,236,071.45
5/1/2005	22	91,287.60	77,380.95	13,906.65	3,095,238.12	3,157,142.88
6/1/2005	23	90,948.41	77,380.95	13,567.46	3,017,857.17	3,078,214.31
7/1/2005	24	90,609.22	77,380.95	13,228.27	2,940,476.22	2,999,285.74
8/1/2005	25	90,270.04	77,380.95	12,889.09	2,863,095.27	2,920,357.18
9/1/2005	26	89,930.85	77,380.95	12,549.90	2,785,714.32	2,841,428.61
10/1/2005	27	89,591.66	77,380.95	12,210.71	2,708,333.37	2,735,416.70
11/1/2005	28	89,252.48	77,380.95	11,871.53	2,630,952.42	2,657,261.94
12/1/2005	29	88,913.29	77,380.95	11,532.34	2,553,571.47	2,579,107.18
1/1/2006	30	88,574.10	77,380.95	11,193.15	2,476,190.52	2,500,952.43
2/1/2006	31	88,234.92	77,380.95	10,853.97	2,398,809.57	2,422,797.67
3/1/2006	32	87,895.73	77,380.95	10,514.78	2,321,428.62	2,344,642.91
4/1/2006	33	87,556.55	77,380.95	10,175.60	2,244,047.67	2,266,488.15
5/1/2006	34	87,217.36	77,380.95	9,836.41	2,166,666.72	2,188,333.39
6/1/2006	35	86,878.17	77,380.95	9,497.22	2,089,285.77	2,110,178.63
7/1/2006	36	86,538.99	77,380.95	9,158.04	2,011,904.82	2,032,023.87
8/1/2006	37	86,199.80	77,380.95	8,818.85	1,934,523.87	1,953,869.11
9/1/2006	38	85,860.61	77,380.95	8,479.66	1,857,142.92	1,875,714.35

10/1/2006	39	85,521.43	77,380.95	8,140.48	1,779,761.97	1,779,761.97
11/1/2006	40	85,182.24	77,380.95	7,801.29	1,702,381.02	1,702,381.02
12/1/2006	41	84,843.05	77,380.95	7,462.10	1,625,000.07	1,625,000.07
1/1/2007	42	84,503.87	77,380.95	7,122.92	1,547,619.12	1,547,619.12
2/1/2007	43	84,164.68	77,380.95	6,783.73	1,470,238.17	1,470,238.17
3/1/2007	44	83,825.49	77,380.95	6,444.54	1,392,857.22	1,392,857.22
4/1/2007	45	83,486.31	77,380.95	6,105.36	1,315,476.27	1,315,476.27
5/1/2007	46	83,147.12	77,380.95	5,766.17	1,238,095.32	1,238,095.32
6/1/2007	47	82,807.93	77,380.95	5,426.98	1,160,714.37	1,160,714.37
7/1/2007	48	82,468.75	77,380.95	5,087.80	1,083,333.42	1,083,333.42
8/1/2007	49	82,129.56	77,380.95	4,748.61	1,005,952.47	1,005,952.47
9/1/2007	50	81,790.37	77,380.95	4,409.42	928,571.52	928,571.52
10/1/2007	51	81,451.19	77,380.95	4,070.24	851,190.57	851,190.57
11/1/2007	52	81,112.00	77,380.95	3,731.05	773,809.62	773,809.62
12/1/2007	53	80,772.82	77,380.95	3,391.87	696,428.67	696,428.67
1/1/2008	54	80,433.63	77,380.95	3,052.68	619,047.72	619,047.72
2/1/2008	55	80,094.44	77,380.95	2,713.49	541,666.77	541,666.77
3/1/2008	56	79,755.26	77,380.95	2,374.31	464,285.82	464,285.82
4/1/2008	57	79,416.07	77,380.95	2,035.12	386,904.87	386,904.87
5/1/2008	58	79,076.88	77,380.95	1,695.93	309,523.92	309,523.92
6/1/2008	59	78,737.70	77,380.95	1,356.75	232,142.97	232,142.97
7/1/2008	60	78,398.51	77,380.95	1,017.56	154,762.02	154,762.02
8/1/2008	61	78,059.32	77,380.95	678.37	77,381.07	77,381.07
9/1/2008	62	77,720.26	77,381.07	339.19	0.00	0.00
		5,459,986.31	4,797,619.02	662,367.29

* After payment of Lease Payment due on such date